Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-235303) of Cannae Holdings, Inc.,
(2) Registration Statement (Form S-8 No. 333-221694) pertaining to the 2017 Omnibus Incentive Plan of Cannae Holdings, Inc., and
(3) Registration Statement (Form S-8 No. 333-281402) of Cannae Holdings, Inc.;

of our report dated February 24, 2026, with respect to the consolidated financial statements of Alight, Inc., included in the Annual Report (Form 10-K) of Cannae Holdings, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Chicago, Illinois
March 2, 2026